Exhibit 32

CERTIFICATION
Pursuant to 18 United States Code § 1350

     The undersigned hereby certifies that, to his knowledge, the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 of Phelps Dodge Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ J. Steven Whisler
Name:	J. Steven Whisler
Title: Date:	Chairman and Chief Executive Officer April 29, 2005

     The undersigned hereby certifies that, to his knowledge, the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2005 of Phelps Dodge Corporation (the “Company”) filed with the Securities and Exchange Commission on the date hereof fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Ramiro G. Peru
Name:	Ramiro G. Peru
Title: Date:	Executive Vice President and Chief Financial Officer April 29, 2005